Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-104248 of Lodgian, Inc. on Form S-3 and in Registration Statement No. 333-124456 of Lodgian, Inc. on Form S-8 of our reports dated March 11, 2009, relating to the consolidated financial statements of Lodgian, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s ability to continue as a going concern and an explanatory paragraph relating to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109),” on January 1, 2007, and the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” on January 1, 2006”), appearing in this Annual Report on Form 10-K of Lodgian, Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 11, 2009